May 17, 2016

U.S. Securities and Exchange Commsiion
Office of the Chief Accountant
100 F. Street, N.E.
Washington, DC 20549

Re: View Systems, Inc.

File No: 000-30178

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of View Systems, Inc. dated May 17, 2016, and agree with the statements concerning our Firm contained therein.

Stegman & Company
Baltimore, Maryland